OncoCyte Announces the Closing of a $10 Million Private Placement of Common Stock

Alameda, California, March 28, 2018 – OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive liquid biopsy diagnostic tests for the early detection of cancer, today announced that it has closed a private placement of its common stock with two of its current investors. The purchase agreement for the private placement committed the investors to purchase 7,936,508 shares of common stock for $1.26 per share, for total gross proceeds of $10.0 million before deducting offering expenses. Of this amount, OncoCyte has received $8.0 million in gross proceeds from the sale of 6,349,206 shares of common, and one of the investors irrevocably committed to purchasing an additional 1,587,302 shares for gross proceeds of $2.0 million prior to April 30, 2018. OncoCyte intends to use the net proceeds from the offering for the continued development of its liquid biopsy diagnostic tests for the early detection of cancer, complementary acquisitions, working capital and other general corporate purposes.

Chardan Capital Markets, Inc. acted as sole placement agent for the offering.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients. While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, breast and bladder cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the subsequent closing of $2.0 million, the use of proceeds from the private placement, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and potential opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts:

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com

Financial Media Contact:

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com